Westwood Holdings Group, Inc. Reports Second Quarter 2021 Results
Westwood's Best Sales Quarter Since 2016
Strong Performance Across Multiple Asset Strategies
Regular Dividend of $0.10 Per Share Declared
and
Special Dividend of $2.50 Per Share Declared

Dallas, TX, July 27, 2021 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2021 earnings. Significant items include:
▪Revenues of $17.5 million vs. the first quarter's $18.3 million and $15.9 million a year ago.
▪Net income of $1.0 million vs. the first quarter's $4.1 million, which included net realized and unrealized gains of $6.0 million on private investments, and vs. a $2.6 million net loss in last year's second quarter.
▪LargeCap Value, SmallCap Value, Total Return, High Income and Alternative Income strategies all beat their primary benchmarks for the quarter.
▪In peer rankings, High Income achieved a top decile ranking, Income Opportunity and Total Return were top quartile, and SmallCap Value made the top 40%.
▪Westwood held $92.3 million in cash and short-term investments as of June 30, 2021, up $5.4 million from the first quarter of 2021.
▪Stockholders' equity was $134.7 million as of June 30, 2021 and we continue to have no debt.
▪Non-GAAP economic earnings totaled $2.8 million vs. the first quarter's $6.3 million, which included the net private investment gains referred to above, and vs. $0.2 million a year ago.
▪We repurchased 18,866 shares of our common stock for an aggregate cost of $0.3 million.
▪We declared a regular cash dividend of $0.10 per common share, payable on October 1, 2021 to stockholders of record on September 3, 2021.
▪We declared a special cash dividend of $2.50 per common share, payable on August 20, 2021 to stockholders of record on August 6, 2021.
Brian Casey, Westwood’s President and CEO, commented, "I was very gratified that our strengthened sales and distribution teams succeeded in converting so many pipeline opportunities into our best sales quarter since 2016. We continually assess our capital structure against our capital allocation priorities and, in addition to investing in organic growth and maintaining a strong balance sheet, a key priority for Westwood is returning capital to our shareholders to enhance long-term value. Given the positive momentum in our business, as confirmed by this quarter’s record net sales and the company’s robust cash position and outlook, we are pleased to declare a special dividend of $2.50 per share payable August 16, 2021, supplementing the regular dividend and current share repurchase plan the Company has in place. New net inflows totaled $1 billion, excluding the effect of our decision last year to transition our Global Convertibles team managing $1.6 billion back to Aviva Investors, which took place on April 1st. A positive effect of this transition is that the fee mix of our business will benefit from the higher pricing of our new fundings versus the assets we decided to return to Aviva. Performance has remained strong in our Multi-Asset product suite and is improving across our Value strategies, where we have initiated a soft close for SmallCap. We believe that the value style’s return to favor should provide a tailwind for investor and consultant interest in our long-standing approach to investing."
Revenues were lower than the first quarter mainly due to lower performance-based fees. Revenues were higher than last year's second quarter reflecting higher average assets under management ("AUM").
AUM of $14.4 billion decreased from $14.5 billion at March 31, 2021, primarily due to our decision to shift $1.6 billion in Global Convertibles fund assets back to Aviva, offset by $1.0 billion in net inflows from strong sales activity coupled with modest market appreciation.
Second quarter net income of $1.0 million was lower than the first quarter 's $4.1 million due to realized and unrealized gains totaling $6.0 million on private investments recorded in the first quarter, partially offset by lower income taxes in the second quarter. Diluted earnings per share ("EPS") of $0.12 compared with $0.52 for the first quarter. Non-GAAP economic earnings of $2.8 million, or $0.35 per share, compared with economic earnings of $6.3 million, or $0.79 per share, in the first quarter.
Second quarter net income of $1.0 million compared favorably with 2020's second quarter net loss of $2.6 million primarily on higher revenues and lower operating expenses, particularly foreign currency transaction losses. Diluted EPS of $0.12 compared with $(0.33) for last year's second quarter. Non-GAAP economic earnings were $2.8 million, or $0.35 per share, compared with $0.2 million, or $0.03 per share for the second quarter of 2020.
Economic earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss second quarter 2021 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through August 3, 2021 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 2763548.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:

the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2020 and its quarterly report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
REVENUES:
Advisory fees:
Asset-based	$11,385	$10,450	$9,328
Performance-based	—	1,959	695
Trust fees	6,216	6,065	5,657
Trust performance-based fees	—	—	40
Other, net	(117)	(155)	155
Total revenues	17,484	18,319	15,875

EXPENSES:
Employee compensation and benefits	10,237	11,548	10,787
Sales and marketing	370	230	253
Westwood mutual funds	368	391	434
Information technology	2,261	1,992	2,030
Professional services	1,428	1,317	991
General and administrative	2,042	2,072	2,191
Loss on foreign currency transactions	—	—	1,323
Total expenses	16,706	17,550	18,009
Net operating income (loss)	778	769	(2,134)
Realized gains on private investments	46	8,325	—
Net change in unrealized appreciation (depreciation) on private investments	215	(2,326)	159
Investment income	235	196	124
Other income	142	50	34
Income (loss) before income taxes	1,416	7,014	(1,817)
Income tax expense	446	2,913	758
Net income (loss)	$970	$4,101	$(2,575)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	1,371
Total comprehensive income (loss)	$970	$4,101	$(1,204)

Earnings (loss) per share:
Basic	$0.12	$0.52	$(0.33)
Diluted	$0.12	$0.52	$(0.33)

Weighted average shares outstanding:
Basic	7,884,771	7,887,044	7,879,698
Diluted	7,928,106	7,917,390	7,879,698

Economic Earnings	$2,810	$6,288	$224
Economic EPS	$0.35	$0.79	$0.03

Dividends declared per share	$0.10	$0.10	$0.00

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
REVENUES:
Advisory fees:
Asset-based	$21,835	$20,430
Performance-based	1,959	695
Trust fees	12,281	11,608
Trust performance-based fees	—	40
Other, net	(272)	(229)
Total revenues	35,803	32,544

EXPENSES:
Employee compensation and benefits	21,785	23,455
Sales and marketing	600	731
Westwood mutual funds	759	949
Information technology	4,253	4,061
Professional services	2,745	2,184
General and administrative	4,114	4,497
Gain on foreign currency transactions	—	(1,615)
Total expenses	34,256	34,262
Net operating income (loss)	1,547	(1,718)
Realized gains on private investments	8,371	—
Net change in unrealized appreciation (depreciation) on private investments	(2,111)	(836)
Investment income	431	668
Other income	192	68
Income (loss) before income taxes	8,430	(1,818)
Income tax expense (benefit)	3,359	(345)
Net income (loss)	$5,071	$(1,473)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	(1,871)
Total comprehensive income (loss)	$5,071	$(3,344)

Earnings (loss) per share:
Basic	$0.64	$(0.18)
Diluted	$0.64	$(0.18)

Weighted average shares outstanding:
Basic	7,885,901	8,147,045
Diluted	7,922,742	8,147,045

Economic Earnings	$9,098	$4,424
Economic EPS	$1.15	$0.54

Dividends declared per share	$0.20	$0.43

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$17,247	$13,016
Accounts receivable	9,881	9,450
Investments, at fair value	75,066	69,542
Prepaid income taxes	262	1,700
Other current assets	2,201	2,606
Total current assets	104,657	96,314
Investments	4,455	8,154
Noncurrent investments at fair value	4,198	3,527
Goodwill	16,401	16,401
Deferred income taxes	1,459	1,468
Operating lease right-of-use assets	5,489	6,103
Intangible assets, net	12,723	13,535
Property and equipment, net of accumulated depreciation of $8,290 and $8,056	2,389	3,186
Other long-term assets	493	464
Total long-term assets	47,607	52,838
Total assets	$152,264	$149,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,213	$1,627
Dividends payable	1,108	810
Compensation and benefits payable	4,512	7,448
Operating lease liabilities	1,415	1,718
Income taxes payable	1,641	191
Total current liabilities	11,889	11,794
Accrued dividends	256	526
Noncurrent operating lease liabilities	5,443	6,121
Total long-term liabilities	5,699	6,647
Total liabilities	17,588	18,441
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,661,016 and outstanding 8,324,702 shares at June 30, 2021; issued 10,500,549 and outstanding 8,326,948 shares at December 31, 2020	108	105
Additional paid-in capital	213,362	210,268
Treasury stock, at cost - 2,336,315 shares at June 30, 2021; 2,173,559 shares at December 31, 2020	(80,551)	(77,967)
Retained earnings (accumulated deficit)	1,757	(1,695)
Total stockholders’ equity	134,676	130,711
Total liabilities and stockholders’ equity	$152,264	$149,152

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,071	$(1,473)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	397	465
Amortization of intangible assets	812	858
Net change in unrealized (appreciation) depreciation on investments	2,273	904
Realized gains on private investments	(8,371)	—
Stock-based compensation expense	3,097	4,921
Deferred income taxes	13	(939)
Non-cash lease expense	614	615
Gain on asset disposition	(148)	—
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	(5,642)	20,029
Accounts receivable	(431)	2,350
Other current assets	376	709
Accounts payable and accrued liabilities	1,585	(361)
Compensation and benefits payable	(2,942)	(5,790)
Income taxes payable	2,899	307
Other liabilities	(833)	(771)
Net cash (used in) provided by operating activities	(1,230)	21,824
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	9,258	—
Sale of property and equipment	501	—
Purchases of property and equipment	(93)	(56)
Purchases of investments	(15)	—
Net cash provided by (used in) investing activities	9,651	(56)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,700)	(12,952)
Purchases of treasury stock for employee stock plans	—	(697)
Restricted stock returned for payment of taxes	(884)	(1,120)
Cash dividends	(1,619)	(11,043)
Net cash used in financing activities	(4,203)	(25,812)
Effect of currency rate changes on cash	13	(1,796)
NET CHANGE IN CASH AND CASH EQUIVALENTS	4,231	(5,840)
Cash and cash equivalents, beginning of period	13,016	49,766
Cash and cash equivalents, end of period	$17,247	$43,926

Supplemental cash flow information:
Cash paid during the period for income taxes	$447	$288
Accrued dividends	$1,364	$1,498

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income (loss)	$970	$4,101	$(2,575)
Add: Stock-based compensation expense	1,375	1,722	2,305
Add: Intangible amortization	406	406	435
Add: Tax benefit from goodwill amortization	59	59	59
Economic Earnings	$2,810	$6,288	$224

Diluted weighted average shares	7,928,106	7,917,390	7,879,698
Economic EPS	$0.35	$0.79	$0.03

		Six Months Ended
		June 30, 2021	June 30, 2020
Net income (loss)		$5,071	$(1,473)
Add: Stock-based compensation expense		3,097	4,921
Add: Intangible amortization		812	858
Add: Tax benefit from goodwill amortization		118	118
Economic Earnings		$9,098	$4,424

Diluted weighted average shares		7,922,742	8,147,045
Economic EPS		$1.15	$0.54

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as net income (loss) plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.